UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 22, 2021

Riverview Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40716	86-1972481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 South Mendenhall Road, Suite 200 Memphis, TN	38117
(Address of principal executive offices)	(Zip Code)

(901) 767-5576
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	RVACU	The Nasdaq Stock Market LLC

Shares of Class A common stock, par value $0.001 per share	RVAC	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at a price of $11.50 per share	RVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements of Riverview Acquisition Corp., a Delaware corporation (the “Company”), as of September 30, 2021, management determined it should restate its previously reported financial statements. The Company previously determined the value of the Class A common stock subject to possible redemption to be equal to the redemption value, reduced due to the provision in its certificate of incorporation that a redemption in connection with an initial Business Combination cannot result in net tangible assets being less than $5,000,001. However, during the preparation of the Company’s financial statements as of September 30, 2021, management determined that, notwithstanding the provision in the certificate of incorporation described above, the Class A common stock issued during the initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that the redemption value should include all Class A common stock subject to possible redemption, resulting in the Class A common stock subject to possible redemption being equal to its redemption value. As a result, management has noted a correction of an error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

On November 18, 2021, the Company’s management and the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) concluded that the Company’s previously issued audited balance sheet as of August 10, 2021, as reported in the Company’s Current Report on Form 8-K filed on August 16, 2021 (the “Affected Period”) should no longer be relied upon and, in each case, should be restated because the Class A common stock subject to possible redemption should be equal to its redemption value. As a result, the Company will be restating its financial statements for the Affected Period in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended September 30, 2021 (the “Q3 Form 10-Q”). Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Period should no longer be relied upon.

The Company does not expect any of the above changes will have any impact on its cash position and cash held in the trust account established in connection with the initial public offering.

The Company’s management has concluded that during the period covered by the Q3 Form 10-Q, the Company’s disclosure controls and procedures were not effective due to a material weakness in internal control over financial reporting related to the Company’s inability to properly account for complex financial instruments. The Company’s remediation plan with respect to such material weakness is described in more detail in the Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Marcum LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW ACQUISITION CORP.
Date: November 22, 2021
	By:	/s/ William V. Thompson III
	Name:	William V. Thompson III
	Title:	Chief Financial Officer